UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014

ZIVO BIOSCIENCE, INC.
(f/k/a Health Enhancement Products, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan 48320
(Address of principal executive offices) (Zip Code)

(248) 452-9866
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On December 24, 2014, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of December 1, 2014: (i) Fourth Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $6,000,000 to the Registrant, subject to certain conditions, and (ii) a Fifth Amended and Restated Senior Secured Convertible Promissory Note.  The Fourth Amendment to Loan Agreement amends and restates the Third Amendment to Loan Agreement, which was entered into with HEP Investments on July 16, 2014 and disclosed in the Registrant’s Form 8-K Current Report filed on July 16, 2014.

As of December 1, 2014, the Lender had advanced the Registrant $5,335,000.  As disclosed in the Form 10-Q for the quarter ended September 30, 2014, filed on November 14, 2014, HEP Investments has advanced these monies under the following terms:

A.

$2,660,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.12 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

B.

$1,285,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.15 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

C.

$640,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.22 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

D.

$750,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.30 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

Effective December 1, 2014, the Lender agreed to amend the calculation of the conversion price for the convertible promissory note. Previously, the outstanding principal and interest under the note had been convertible into shares of common stock at the lower of the stated price per share or  a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market.  Following the amendment, the convertible note is convertible into shares of common stock at the stated price per share conversion rate (eliminating the lower of 25% discount off of the ten day trailing quoted price of the common stock).

Based on the above, the total shares of common stock, if the Lender converted the complete $5,335,000 convertible debt, would be 36,142,424 shares, not including any interest due which may be converted into common stock.  Interest due as of November 30, 2014 was $904,662, which would be convertible into 6,595,499 shares at the stated conversion rate.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan.  These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.31

Fourth Amendment to Loan Agreement with HEP Investments, LLC dated December 1, 2014

Exhibit 10.32

Fifth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date: December 29, 2014

By:

/s/ Philip M. Rice, II

Philip M. Rice, II

Chief Financial Officer

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